Exhibit 1.01

RxSight, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2025 to December 31, 2025

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning RxSight’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that RxSight, Inc. files with the United States Securities and Exchange Commission, including RxSight’s Annual Report on Form 10-K for the year ended December 31, 2025 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether RxSight realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, RxSight disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for RxSight, Inc. (“RxSight” or “we” or “our”) covers the reporting period from January 1, 2025 to December 31, 2025 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investors.rxsight.com/. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the minerals specified in Rule 13p-1 and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG”), used in their products benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and the nine countries with which it shares an internationally recognized border: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in our products.

RxSight Background and Covered Products

We are a commercial-stage medical technology company dedicated to providing high-quality customized vision to patients following cataract surgery. Our proprietary RxSight® Light Adjustable Lens system (“RxSight system”) is the first and only commercially available premium cataract technology that enables doctors to customize and optimize visual acuity for patients after surgery. The RxSight system is comprised of our RxSight Light Adjustable Lens® (LAL®/LAL+®, collectively the “LAL”), RxSight Light Delivery Device™ (“LDD™”) and related accessories. The LAL is a premium intraocular lens (“IOL”) made from the proprietary silicone-based photosensitive material that undergoes controlled changes in refractive power when exposed to specific ultraviolet (“UV”) light patterns generated by the LDD.

Our commercial efforts began in 2019, and have been primarily focused in the U.S., where we are building a “razor and razor blade” business model to drive new customer adoption and ongoing LAL volume growth. Our sales efforts are concentrated on the approximately 4,000 U.S. cataract surgeons that perform approximately 60% of all premium IOL procedures. We currently manufacture, assemble, test, and ship our RxSight system in Aliso Viejo, California at our campus of five facilities which consist of an aggregate of approximately 150,000 total square feet. Our manufacturing operations require a wide variety of raw materials that we rely on third-party manufacturers to supply. Our suppliers are evaluated, qualified, and approved as part of our supplier quality program, which includes verification and monitoring procedures to ensure that our suppliers comply with FDA and ISO standards, as well as our own specifications and requirements. We inspect and verify externally sourced components under strict processes supported by internal policies and procedures. We maintain a rigorous change control policy to assure that no product or process changes are implemented without our prior review and approval.

We have determined that one or more of the 3TG may be necessary to the functionality or production of the LDD™ we manufactured during 2025. As a result, our LDD™ are considered “covered products” for purposes of this Report.

Our supply chain with respect to the covered products is complex, and there are many third-parties in the supply chain between the original source of the 3TG and the manufacturer of the covered products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result, and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our LDD™.

RxSight Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG may be necessary to the functionality or production of our LDD™ and that such 3TG are incorporated into our LDD™ during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG incorporated into our LDD™ originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), an initiative of the Responsible Business Alliance, to suppliers of components for our LDD™ that are considered necessary to the functionality or production of our LDD™ and for which any 3TG or their derivatives may be included (“first-tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

RxSight’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether one or more of the 3TG is incorporated into our LDD™; whether any such 3TG incorporated into our LDD™ was necessary for the functionality and/or production of our LDD™; the source and chain of custody of the 3TG necessary for the functionality and/or production of our LDD™; and whether any such 3TG originated in the Covered Countries. In the event that 3TG from the Covered Countries which benefit armed groups are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we implemented included, but were not limited, to the following:

1. Establishment of Internal Management Systems

a.
Internal Management to Support Supply Chain Due Diligence. The RxSight finance department has been charged with the management of our conflict minerals program, working in collaboration with members from our legal and operations team.

b.
Controls and Transparency. As described above, we undertook a RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to our first-tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our LDD™, and the countries of origin for 3TG used in our LDD™. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.
c.
Supplier Engagement. We continue to engage actively with our first-tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts.

d.
Grievance Mechanism. Our Code of Business Conduct and Ethics includes procedures for reporting violations of our policies, and we provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business.

2. Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first-tier suppliers and relied on them to provide the necessary information about the use of 3TG in the products we purchase and incorporate into the manufacturing process of our RxSight system, and the source of such 3TG. Similarly, our first-tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG included in our LDD™.

3. Designing and Implementing a Strategy to Respond to Identified Risks

We will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the RMI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4. Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we have supported the development and implementation of independent third-party audits of smelters such as the Responsible Minerals Assurance Program (“RMAP”) by encouraging our suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by the RMAP.

5. Reporting on Supply Chain Due Diligence

We publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investors.rxsight.com/. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our LDD™ that incorporate 3TG necessary to the functionality or production of such products.

Smelters and Refiners in RxSight’s Supply Chain

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in the covered products included the smelters and refiners listed in Annex A attached hereto. This table includes only facilities that are listed in the RMI Smelter Reference List as of May 29, 2026. An indication of “Conformant” in the far-right column of the table indicates that the smelter or refinery has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment or is presently undergoing a re-audit to maintain its “conflict free” designation. An indication of “Active” in the far-right column of the table indicates that the smelter or refinery has not yet received a “conflict free” designation but is undergoing an audit process that will determine such status. An indication of “Unknown” in the far-right column of the table indicates that the smelter or refinery was not included in the RMI “Conformant” or “Active” lists and thus the facility’s designation is undeterminable.

Because the RMI Smelter Reference List generally did not indicate individual countries of origin of the conflict minerals processed by smelters and refiners, we were not able to determine the countries of origin of the 3TG processed by the listed smelters and refiners with greater specificity. Furthermore, as stated earlier, submission of these smelters by our first-tier suppliers does not guarantee that these smelters or refiners are present in the Company’s supply chain as our first-tier suppliers were generally only able to provide company-level RMI Templates and not able to provide product-level RMI Templates directly linking those smelters or refiners to the covered products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG contained in the covered products.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by RxSight. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our 3TG status. These factors include, but are not limited to, gaps in supplier data; gaps in smelter data; errors or omissions by suppliers; errors or omissions by smelters; smelter classifications; all instances of 3TG necessary to the functionality or manufacturing of our LDD™ not yet having been identified; gaps in supplier education and knowledge; timeliness of data; public information not discovered during a reasonable search; errors in public data; language barriers and translation; supplier and smelter unfamiliarity with the protocols for identifying and sourcing potential 3TG; oversight or errors in conflict free smelter audits; Covered Countries sourced materials being declared secondary materials; companies going out of business; certification programs being not equally advanced for all industry segments and metals; and smuggling of 3TG from the Covered Countries to other countries.

Future Steps

We have communicated our expectations to our first-tier suppliers regarding our commitment to sourcing minerals for our LDD™ in a manner that does not, directly, or indirectly, finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries. We expect to continue our engagement with our relevant suppliers over the next year to build their knowledge and capacity, so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG included in components and parts purchased by us and incorporated into our LDD™ .

Annex A

RxSight, Inc.

2025 Facility and Country List

Metal	Smelter Name	Country	Compliance Status
Gold	8853 S.p.A.	Italy	Unknown
Gold	ABC Refinery Pty Ltd.	Australia	Unknown
Gold	Abington Reldan Metals, LLC	United States of America	Conformant
Gold	Advanced Chemical Company	United States of America	Conformant
Gold	African Gold Refinery	Uganda	Unknown
Gold	Agosi AG	Germany	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Unknown
Gold	Al Ghaith Gold	United Arab Emirates	Unknown
Gold	Albino Mountinho Lda.	Portugal	Unknown
Gold	Alexy Metals	United States of America	Unknown
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	ARY Aurum Plus	United Arab Emirates	Unknown
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States of America	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Unknown
Gold	AU Traders and Refiners	South Africa	Unknown
Gold	Augmont Enterprises Private Limited	India	Unknown
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	Boliden Ronnskar	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	Unknown
Gold	Caridad	Mexico	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Unknown
Gold	CGR Metalloys Pvt Ltd.	India	Unknown
Gold	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Unknown
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Coimpa Industrial LTDA	Brazil	Conformant
Gold	Daejin Indus Co., Ltd.	Republic of Korea	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	Unknown
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	Unknown
Gold	DODUCO Contacts and Refining GmbH	Germany	Unknown
Gold	Dongwu Gold Group	China	Unknown
Gold	Dowa	Japan	Conformant
Gold	DSC (Do Sung Corporation)	Republic of Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Elemetal Refining, LLC	United States of America	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	Unknown
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	Unknown
Gold	Emirates Gold DMCC	United Arab Emirates	Unknown
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	Unknown
Gold	Fujairah Gold FZC	United Arab Emirates	Unknown
Gold	Geib Refining Corporation	United States of America	Unknown
Gold	GG Refinery Ltd.	United Republic of Tanzania	Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	Unknown
Gold	Global Tungsten & Powders LLC	United States of America	Unknown
Gold	Gold by Gold Colombia	Colombia	Conformant
Gold	Gold Coast Refinery	Ghana	Unknown
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	Unknown

Metal	Smelter Name	Country	Compliance Status
Gold	Guangdong Hua Jian Trade Co., Ltd.	China	Unknown
Gold	Guangdong Jinding Gold Limited	China	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	Unknown
Gold	Hang Seng Technology	China	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	Unknown
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Henan Yuguang Gold & Lead Co., Ltd.	China	Unknown
Gold	Heraeus Germany GmbH Co. KG	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	Unknown
Gold	Hung Cheong Metal Manufacturing Limited	China	Unknown
Gold	HwaSeong CJ CO., LTD.	Republic of Korea	Unknown
Gold	Industrial Refining Company	Belgium	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	JALAN & Company	India	Unknown
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	Jinlong Copper Co., Ltd.	China	Unknown
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Unknown
Gold	JSC Novosibirsk Refinery	Russian Federation	Unknown
Gold	JSC Uralelectromed	Russian Federation	Unknown
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	K.A. Rasmussen	Norway	Unknown
Gold	Kaloti Precious Metals	United Arab Emirates	Unknown
Gold	Kazakhmys Smelting LLC	Kazakhstan	Unknown
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States of America	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Republic of Korea	Conformant
Gold	Kundan Care Products Ltd.	India	Unknown
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	Unknown
Gold	L'azurde Company For Jewelry	Saudi Arabia	Unknown
Gold	Lingbao Gold Co., Ltd.	China	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	Unknown
Gold	L'Orfebre S.A.	Andorra	Unknown
Gold	LS MnM Inc.	Republic of Korea	Conformant
Gold	LS-NIKKO Copper Inc.	Republic of Korea	Conformant
Gold	LT Metal Ltd.	Republic of Korea	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	Unknown
Gold	Marsam Metals	Brazil	Unknown
Gold	Materion	United States of America	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	MD Overseas	India	Unknown
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	Conformant
Gold	Metallix Refining Inc.	United States of America	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States of America	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MKS PAMP SA	Switzerland	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	Unknown
Gold	Morris and Watson	New Zealand	Unknown

Metal	Smelter Name	Country	Compliance Status
Gold	Morris and Watson Gold Coast	Australia	Unknown
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	Conformant
Gold	NH Recytech Company	Republic of Korea	Conformant
Gold	Nihon Material Co., Ltd.	Japan	Conformant
Gold	Nyrstar Metals	United States of America	Unknown
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Unknown
Gold	Pease & Curren	United States of America	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	Unknown
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Unknown
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States of America	Unknown
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	Unknown
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Republic Metals Corporation	United States of America	Unknown
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Unknown
Gold	Sabin Metal Corp.	United States of America	Unknown
Gold	Safimet S.p.A	Italy	Unknown
Gold	SAFINA A.S.	Czech Republic	Conformant
Gold	Sai Refinery	India	Unknown
Gold	Sam Precious Metals	United Arab Emirates	Unknown
Gold	Samduck Precious Metals	Republic of Korea	Unknown
Gold	SAMWON METALS Corp.	Republic of Korea	Unknown
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	Unknown
Gold	SAXONIA Edelmetalle GmbH	Germany	Unknown
Gold	Schone Edelmetaal B.V.	Netherlands	Unknown
Gold	Sellem Industries Ltd.	Mauritania	Unknown
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	Unknown
Gold	Shandong Gold Smelting Co., Ltd.	China	Conformant
Gold	Shandong Hengbang Smelter Co., Ltd.	China	Unknown
Gold	Shandong Humon Smelting Co., Ltd.	China	Unknown
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	Unknown
Gold	Shandong Yanggu Xiangguang Co., Ltd.	China	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	Unknown
Gold	Shenzhen Heng Zhong Industry Co., Ltd.	China	Unknown
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	Unknown
Gold	Shirpur Gold Refinery Ltd.	India	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Unknown
Gold	Sino-Platinum Metals Co., Ltd.	China	Unknown
Gold	So Accurate Group, Inc.	United States of America	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Unknown
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	Unknown
Gold	Sudan Gold Refinery	Sudan	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea	Conformant
Gold	Super Dragon Technology Co., Ltd.	Taiwan	Unknown
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	Unknown
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Republic of Korea	Unknown

Metal	Smelter Name	Country	Compliance Status
Gold	TSK Pretech	Republic of Korea	Unknown
Gold	Umicore Brasil Ltda.	Brazil	Unknown
Gold	Umicore Precious Metals Thailand	Thailand	Unknown
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States of America	Conformant
Gold	Universal Precious Metals Refining Zambia	Zambia	Unknown
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Value Trading	Belgium	Unknown
Gold	Viagra Di precious metals (Zhaoyuan) Co., Ltd.	China	Unknown
Gold	WEEEREFINING	France	Unknown
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	White Solder Metalurgia e Mineracao Ltda.	Brazil	Unknown
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Wuzhong Group	China	Unknown
Gold	Yamakin Co., Ltd.	Japan	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	Unknown
Gold	Yunnan Gold Mining Group Co., Ltd. (YGMG)	China	Unknown
Gold	Zhe Jiang Guang Yuan Noble Metal Smelting Factory	China	Unknown
Gold	Zhongkuang Gold Industry Co., Ltd.	China	Unknown
Gold	Zhongshan Hyper-Toxic Substance Monopolized Co., Ltd.	China	Unknown
Gold	Zhongshan Poison Material Proprietary Co., Ltd.	China	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Gold	Zhuhai toxic materials Monopoly Ltd.	China	Unknown
Gold	Zhuzhou Smelting Group Co., Ltd	China	Unknown
Gold	Tai Perng	Taiwan	Unknown
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa	Conformant
Gold	Impala Rustenburg	South Africa	Conformant
Gold	ASAHI METALFINE, Inc.	Japan	Conformant
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China	Unknown
Gold	Bauer Walser AG	Germany	Unknown
Gold	SAM Precious Metals FZ-LLC	United Arab Emirates	Unknown
Gold	ATAkulche	Turkey	Unknown
Gold	Cendres + M?taux SA	Switzerland	Unknown
Gold	CHALCO Yunnan Copper Co. Ltd.	China	Unknown
Gold	LinBao Gold Mining	China	Unknown
Gold	Samdok Metal	Republic of Korea	Unknown
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	China	Unknown
Gold	Great Wall Precious Metals Co,. LTD.	China	Unknown
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	China	Unknown
Gold	Guangdong Gaoyao Co	China	Unknown
Gold	DEGUSSA	Germany	Unknown
Gold	Impala Refineries – Platinum Metals Refinery (PMR)	South Africa	Conformant
Gold	Elite Industech Co., Ltd.	China	Conformant
Gold	Elite Industech Co., Ltd.	Taiwan	Conformant
Gold	NOBLE METAL SERVICES	United States of America	Unknown
Gold	Inca One (Chala One Plant)	Peru	Active
Gold	Attero Recycling Pvt Ltd	India	Unknown
Gold	Inca One (Koricancha Plant)	Peru	Active
Gold	Glencore Canada Corporation - CCR Refinery	Canada	Conformant
Gold	Jin Jinyin Refining Co., Ltd.	China	Unknown
Gold	Kazzinc Ltd	Kazakhstan	Conformant
Gold	Aurubis AG, Hamburg	Germany	Unknown
Gold	Impala Platinum - Base Metal Refinery (BMR)	South Africa	Conformant
Gold	Freeport Cobalt Oy	Finland	Unknown
Gold	Impala Platinum - Rustenburg Smelter	South Africa	Conformant
Gold	Zhaojun Maifu	China	Unknown
Gold	KP Sanghvi International Airport	India	Unknown
Gold	Realized the Enterprise Co., Ltd.	China	Unknown
Gold	GUANGDONG JINXIAN GAOXIN CAI LIAO GONG SI	China	Unknown
Gold	JX Advanced Metals Corporation	Japan	Conformant
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	Peru	Unknown
Gold	SOLEIL METALS (Chala One Plant)	Peru	Active
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Austria	Conformant

Metal	Smelter Name	Country	Compliance Status
Gold	Shandong penglai gold smelter	China	Unknown
Gold	SOLEIL METALS (YAKARI Plant)	Peru	Active
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	China	Conformant
Gold	Gasabo Gold Refinery Ltd	Rwanda	Unknown
Gold	Yunnan Copper Southwest Copper Branch	China	Unknown
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	China	Unknown
Gold	Tsai Brother industries	Taiwan	Unknown
Gold	House of Currency of Brazil (Casa da Moeda do Brazil)	Brazil	Unknown
Gold	Boliden Mineral AB (Ronnskar)	Sweden	Conformant
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India	Unknown
Gold	Shandon Jin Jinyin Refining Limited	China	Unknown
Gold	SuZhou ShenChuang recycling Ltd.	China	Unknown
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	Conformant
Gold	Xiamen JInbo Metal Co., Ltd.	China	Unknown
Gold	Hetai Gold Mineral Guangdong Co., Ltd.	China	Unknown
Gold	TAIWAN TOTAI CO., LTD.	Taiwan	Unknown
Gold	Hop Hing electroplating factory Zhejiang	China	Unknown
Gold	Gold Corporation - The Perth Mint	Australia	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	AGR Mathey	Australia	Conformant
Tantalum	5D Production OU	Estonia	Unknown
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	ANHUI HERRMAN IMPEX CO.	China	Unknown
Tantalum	Asaka Riken Co., Ltd.	Japan	Unknown
Tantalum	Avon Specialty Metals Ltd.	United Kingdom of Great Britan and Northern Ireland	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Unknown
Tantalum	CP Metals Inc.	United States of America	Unknown
Tantalum	D Block Metals, LLC	United States of America	Conformant
Tantalum	Duoluoshan	China	Unknown
Tantalum	Exotech Inc.	United States of America	Unknown
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals	United States of America	Unknown
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States of America	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	Jiujiang Janny New Material Co., Ltd.	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Powder	United States of America	Unknown
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	King-Tan Tantalum Industry Ltd.	China	Unknown
Tantalum	Malaysia Smelting Corporation (MSC)	Malaysia	Unknown
Tantalum	Materion	United States of America	Unknown
Tantalum	Materion Newton Inc.	United States of America	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Plansee SE Reutte	Austria	Unknown
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	QSIL Metals Hermsdorf GmbH	Germany	Unknown
Tantalum	QuantumClean	United States of America	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	RFH Recycling Metals Co., Ltd.	China	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	Conformant
Tantalum	Rui Da Hung	Taiwan	Unknown
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Unknown

Metal	Smelter Name	Country	Compliance Status
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Telex Metals	United States of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	ULVAC Inc.	Japan	Unknown
Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	China	Unknown
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Unknown
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	China	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	Active
Tantalum	Molycorp Silmet A.S.	Estonia	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Unknown
Tantalum	Zhuzhou Cemented Carbide Group Co. Ltd	China	Unknown
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	China	Active
Tantalum	Mitsui Kinzoku Company, Limited	Japan	Conformant
Tantalum	Shanghai Jiangxi Metals Co., Ltd.	China	Unknown
Tantalum	Gannon & Scott	United States of America	Unknown
Tantalum	Power Resources Ltd. or Meta Materials	North Macedonia	Unknown
Tantalum	Taike Technology(Suzhou)Co.,Ltd.	China	Unknown
Tantalum	H.C. Starck Inc.	United States of America	Conformant
Tantalum	H.C. Starck Goslar	Germany	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tin	Alpha	United States of America	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	Unknown
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Chofu Works	China	Unknown
Tin	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	CRM Synergies	Spain	Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	CV Dua Sekawan	Indonesia	Unknown
Tin	CV Gita Pesona	Indonesia	Unknown
Tin	CV United Smelting	Indonesia	Unknown
Tin	CV Venus Inti Perkasa	Indonesia	Unknown
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Unknown
Tin	Dongguan City Xida Soldering Tin Products Co.	China	Unknown
Tin	Dowa	Japan	Conformant
Tin	Dragon Silver Holdings Limited	China	Unknown
Tin	DS Myanmar	Myanmar	Unknown
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	Unknown
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant
Tin	Feinhutte Halsbrucke GmbH	Germany	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Geib Refining Corporation	United States of America	Unknown
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Unknown
Tin	Gejiu Fengming Metallurgy Chemical Plant	China	Unknown
Tin	Gejiu Jinye Mineral Company	China	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd	China	Conformant

Metal	Smelter Name	Country	Compliance Status
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxi Group Corp.	China	Unknown
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	GUANGXI HUA TIN GOLD MINUTE FEE, LTD.	China	Unknown
Tin	Guangxi Nonferrous Metals Group	China	Unknown
Tin	Guangxi Zhongshan Jin Yi Smelting Co., Ltd.	China	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Unknown
Tin	Hezhou Jinwei Tin Co., Ltd.	China	Unknown
Tin	Hongqiao Metals (Kunshan) Co., Ltd.	China	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	China	Unknown
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Unknown
Tin	LIAN JING	China	Unknown
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	Ma An Shan Shu Guang Smelter Corp.	China	Unknown
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Unknown
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	Materials Eco-Refining Co., Ltd.	Japan	Unknown
Tin	Melt Metais e Ligas S.A.	Brazil	Unknown
Tin	Metallic Resources, Inc.	United States of America	Conformant
Tin	Minchali Metal Industry Co., Ltd.	Taiwan	Unknown
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Ming Li Jia smelt Metal Factory	China	Unknown
Tin	Mining Minerals Resources SARL	Democratic Republic of The Congo	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Unknown
Tin	Ney Metals and Alloys	United States of America	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	Novosibirsk Tin Combine	Russian Federation	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	OMODEO A. E S. METALLEGHE SRL	Italy	Unknown
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	Unknown
Tin	Precious Minerals and Smelting Limited	India	Unknown
Tin	PT Aries Kencana Sejahtera	Indonesia	Unknown
Tin	PT Artha Cipta Langgeng	Indonesia	Active
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	Unknown
Tin	PT Babel Surya Alam Lestari	Indonesia	Unknown
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	PT Bangka Putra Karya	Indonesia	Unknown
Tin	PT Bangka Serumpun	Indonesia	Unknown
Tin	PT Bangka Tin Industry	Indonesia	Unknown
Tin	PT Belitung Industri Sejahtera	Indonesia	Unknown
Tin	PT Bukit Timah	Indonesia	Unknown
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	PT DS Jaya Abadi	Indonesia	Unknown
Tin	PT Eunindo Usaha Mandiri	Indonesia	Unknown
Tin	PT Inti Stania Prima	Indonesia	Unknown
Tin	PT Karimun Mining	Indonesia	Unknown
Tin	PT Kijang Jaya Mandiri	Indonesia	Unknown
Tin	PT Lautan Harmonis Sejahtera	Indonesia	Unknown
Tin	PT Masbro Alam Stania	Indonesia	Active
Tin	PT Menara Cipta Mulia	Indonesia	Unknown
Tin	PT Mitra Stania Prima	Indonesia	Conformant

Metal	Smelter Name	Country	Compliance Status
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant
Tin	PT Panca Mega Persada	Indonesia	Unknown
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	Unknown
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Unknown
Tin	PT Sariwiguna Binasentosa	Indonesia	Unknown
Tin	PT Stanindo Inti Perkasa	Indonesia	Unknown
Tin	PT Sukses Inti Makmur (SIM)	Indonesia	Unknown
Tin	PT Sumber Jaya Indah	Indonesia	Unknown
Tin	PT Timah Nusantara	Indonesia	Unknown
Tin	PT Timah Tbk	Indonesia	Unknown
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	Unknown
Tin	PT Tirus Putra Mandiri	Indonesia	Unknown
Tin	PT Tommy Utama	Indonesia	Unknown
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rian Resources SDN. BHD.	Malaysia	Unknown
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Shan Tou Shi Yong Yuan Jin Shu Zai Sheng Co., Ltd.	China	Unknown
Tin	Shenzhen Hong Chang Metal Manufacturing Factory	China	Unknown
Tin	Sichuan Guanghan Jiangnan casting smelters	China	Unknown
Tin	Sigma Tin Alloy Co., Ltd.	China	Unknown
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Solder Court Ltd.	China	Unknown
Tin	Super Ligas	Brazil	Conformant
Tin	Suzhou Nuonengda Chemical Co., Ltd.	China	Unknown
Tin	Taiwan Huanliang	Taiwan	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Unknown
Tin	Thailand Mine Factory	Thailand	Unknown
Tin	Thaisarco	Thailand	Conformant
Tin	Three green surface technology limited company	China	Unknown
Tin	TIN PLATING GEJIU	China	Unknown
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States of America	Conformant
Tin	TONG LONG	China	Unknown
Tin	Top-Team Technology (Shenzhen) Ltd.	China	Unknown
Tin	TRATHO Metal Quimica	Brazil	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	Unknown
Tin	Valcambi S.A.	Switzerland	Unknown
Tin	VQB Mineral and Trading Group JSC	Vietnam	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	WUJIANG CITY LUXE TIN FACTORY	China	Unknown
Tin	Xiamen Honglu Tungsten Molybdenum Co., Ltd.	China	Unknown
Tin	Xianghualing Tin Industry Co., Ltd.	China	Unknown
Tin	Xin Furukawa Metal ( Wuxi ) Co., Ltd.	China	Unknown
Tin	XURI	China	Unknown
Tin	Yifeng Tin	China	Unknown
Tin	Yiquan Manufacturing	China	Unknown
Tin	Yuecheng Tin Co., Ltd.	China	Unknown
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Unknown
Tin	Yunnan Chengo Electric Smelting Plant	China	Unknown
Tin	Yunnan Copper Zinc Industry Co., Ltd.	China	Unknown
Tin	Yunnan Geiju Smelting Corp.	China	Unknown
Tin	Yunnan Industrial Co., Ltd.	China	Unknown
Tin	Yunnan Malipo Baiyi Kuangye Co.	China	Unknown
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Zhongshan Jinye Smelting Co.,Ltd	China	Unknown
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	Tai Perng	Taiwan	Unknown
Tin	Taicang City Nancang Metal Material Co., Ltd.	China	Unknown
Tin	Jiang Xi Jia Wang Technology Tin Products Environmental Ltd.	China	Unknown
Tin	Alpha Assembly Solutions Inc	United States of America	Conformant

Metal	Smelter Name	Country	Compliance Status
Tin	IMPAG AG	Switzerland	Unknown
Tin	CV Serumpun Sebalai	Indonesia	Conformant
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	PT Mitra Graha Raya	Indonesia	Unknown
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	Unknown
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Conformant
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	Unknown
Tin	PT Sukses Inti Makmur	Indonesia	Unknown
Tin	Feinhütte Halsbrücke GmbH	Germany	Unknown
Tin	Metallum Group Holding NV	Belgium	Unknown
Tin	Guangdong Hanhe Non-Ferrous Metal Co.,Ltd.	China	Conformant
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Brazil	Unknown
Tin	Dongguan Best Alloys Co., Ltd.	China	Conformant
Tin	WANG TING	China	Unknown
Tin	Jean Goldschmidt International (JGI Hydrometal)	Belgium	Unknown
Tin	PT Arsed Indonesia	Indonesia	Conformant
Tin	Dingnan Jiawang environmental Tin technology Co.	China	Unknown
Tin	CRM Synergies EMEA, S.L.U.	Spain	Conformant
Tin	P Kay Metal, Inc	United States of America	Conformant
Tin	Shangrao Xuri Smelting Factory	China	Unknown
Tin	White Solder Metalurgica	Brazil	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	ENAF	Bolivia	Conformant
Tin	Estanho de Rondônia S.A.	Brazil	Conformant
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Unknown
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Unknown
Tungsten	Artek LLC	Russian Federation	Unknown
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Avon Specialty Metals Ltd.	United Kingdom of Great Britan and Northern Ireland	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	Unknown
Tungsten	CP Metals Inc.	United States of America	Unknown
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Republic of Korea	Unknown
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Unknown
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Unknown
Tungsten	Ganzhou Beseem Ferrotungsten Co., Ltd.	China	Unknown
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Unknown
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Active
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	China	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China	Unknown
Tungsten	Global Tungsten & Powders LLC	United States of America	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Republic of Korea	Unknown
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Unknown
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Unknown
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Unknown
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Unknown
Tungsten	Hydrometallurg, JSC	Russian Federation	Unknown
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant

Metal	Smelter Name	Country	Compliance Status
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Unknown
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	Conformant
Tungsten	Kennametal Fallon	United States of America	Conformant
Tungsten	Kennametal Huntsville	United States of America	Conformant
Tungsten	KGETS Co., Ltd.	Republic of Korea	Unknown
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Lianyou Resources Co., Ltd.	Taiwan	Conformant
Tungsten	LLC Vostok	Russian Federation	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan High-Tech Materials	Vietnam	Conformant
Tungsten	Materion	United States of America	Unknown
Tungsten	Mitsui Mining and Smelting Co., Ltd.	Japan	Unknown
Tungsten	Moliren Ltd.	Russian Federation	Unknown
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	Unknown
Tungsten	Niagara Refining LLC	United States of America	Conformant
Tungsten	Ningxia Orient Tantalum Industry Co., Ltd.	China	Unknown
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	Unknown
Tungsten	OOO “Technolom” 1	Russian Federation	Unknown
Tungsten	OOO “Technolom” 2	Russian Federation	Unknown
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Plansee Composite Materials GmbH	Germany	Unknown
Tungsten	Plansee SE Liezen	Not Known	Unknown
Tungsten	PT Stanindo Inti Perkasa	Indonesia	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam	Unknown
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	Solar Applied Materials Technology Corp.	Taiwan	Unknown
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	China	Unknown
Tungsten	Sumitomo Metal Mining Co., Ltd.	Japan	Unknown
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Unknown
Tungsten	Thaisarco	Thailand	Unknown
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Unknown
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam	Unknown
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Unknown
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Unknown
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Unknown
Tungsten	Zhangzhou Chuen Bao Apt Smeltery Co., Ltd.	China	Unknown
Tungsten	Zhuzhou Cemented Carbide Group Co., Ltd.	China	Unknown
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia	Unknown
Tungsten	China National Nonferrous Metals Imp. & Exp. Jiangxi Co., Ltd.	China	Unknown
Tungsten	Minmetals Ganzhou Tin Co. Ltd.	China	Unknown
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Unknown
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	China Molybdenum Co., Ltd.	China	Conformant
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	S.P.T. spol.s r.o.	Czech Republic	Conformant
Tungsten	PT Timah (Persero), Tbk	Indonesia	Unknown
Tungsten	Tungsten Diversified Industries LLC	United States of America	Unknown
Tungsten	Jiangxi Rare Metals Tungsten Holdings Group Co., Ltd.	China	Unknown
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan	Conformant
Tungsten	LAOS SOUTHERN MINING SMELTING SOLE CO.,LTD	Peoples Democratic Republic of Lao	Unknown
Tungsten	Zhuzhou Cement Carbide	China	Unknown
Tungsten	KENEE MINING Vietnam COMPANY LIMITED	Vietnam	Conformant
Tungsten	GTP	United States of America	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States of America	Conformant
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China	Unknown